ascena retail group Provides Additional Business Update on COVID-19

MAHWAH, N.J. (May 28, 2020) — ascena retail group, inc. (Nasdaq: ASNA) (“ascena” or the “Company”) today provided a brief update related to its most recently completed quarter that ended on May 2, 2020. The estimated 2020 third quarter information presented in this release is preliminary, and is subject to the completion of the Company’s standard procedures for the preparation and completion of its quarterly financial statements. Given that these reviews are ongoing, the Company may make further adjustments as a result of developments occurring between now and the time the financial results are finalized and publicly released. In addition, estimated sales data has been provided to help investors understand and assess the near-term impacts of the coronavirus (“COVID-19”) pandemic, but is subject to variability and may not be indicative of results or trends for any future reporting period.

Carrie Teffner, Interim Executive Chair of ascena commented, “COVID-19 has significantly disrupted our business. Despite aggressive actions to preserve liquidity, the pandemic has significantly reduced our earnings and cash flow, resulting in increased levels of debt and deferred liabilities. With retail stores making up the majority of our revenue and cash flow, the uncertainty created by COVID-19 requires us to evaluate all options available to protect the business and its stakeholders.”

Gary Muto, Chief Executive Officer of ascena commented, “We took immediate actions to preserve liquidity and reduce costs in response to the COVID-19 pandemic while continuing to heighten engagement with our customers. We have successfully leveraged our digital capabilities to respond to the evolving needs of our customers across our portfolio of well-known and beloved brands. As of May 27th, we have re-opened approximately 450 of our 2,800 stores and will operate in adherence with local regulations as well as health and safety guidelines from the CDC. We look forward to welcoming our customers back to our stores.”

Mr. Muto continued, “The safety of our store associates and customers remain our leading priority as we navigate the challenges presented by COVID-19. We continue to put our associates, customers and community at the center of everything we do and I am extremely thankful to our associates for their commitment and hard work during this extremely difficult period.”

Operational update:

The Company closed all of its stores on March 18, 2020. Prior to the closing, store revenue in fiscal 2020 represented approximately 60% of total revenues. The Company was able to continue its e-commerce business, which experienced a 9% increase in demand during April 2020, compared to April 2019. Total revenues in the third quarter of fiscal 2020 were down 45% compared to the third quarter of the prior year.

In early May, the Company began to re-open a select number of stores in states that have lifted business restrictions on non-essential businesses. The Company’s approach to meeting customer demand and re-opening its stores has been to use its stores to fulfill e-commerce orders from its existing store inventory.

Additionally, the Company has also begun to re-introduce its buy online and pick-up in stores option via curbside pickup. Lastly, some stores have begun to fully re-open to customers following local health and safety guidelines and regulations, which include the following:

•Limiting the number of customers in the stores;
•Implementing health safety checks for associates before every shift;
•Providing hand sanitizer and masks to customers;
•Creating new flexible distance between clothing racks;
•Adjusting fitting rooms to accommodate social distancing practices;
•Installing plexiglass health guard partitions at checkout areas; and
•Following enhanced cleaning protocols.

In markets where shelter-in-place orders have been lifted, and where the Company has fully opened stores, the Company is experiencing significantly reduced customer traffic relative to the same period last year.

Inventory at the end of the quarter was down approximately 20% compared the same period in the prior year. This reflects a significant increase in inventory reserves, reflecting the uncertainty of consumer sentiment once stores fully re-open. Gross inventory, before reserves, was up 5% compared to the same period in the prior year.

Liquidity update:

The Company has taken a number of steps since the temporary closure of its stores to maintain maximum financial flexibility. Those steps include the following:

•Borrowed $230 million under its amended and restated revolving credit agreement, as previously announced in March;
•Cancelled merchandise receipts where possible in order to better align inventory receipts with expected market demand;
•Extended landlord and vendor payment terms, including withholding payments in certain instances;
•Furloughed over 90% of our associates;
•Significantly reduced base salaries for associates earning above a certain level;
•Amended and restated the Company’s Executive Severance Plan to better align with prevailing market practices;
•Reduced advertising expenses; and
•Reduced capital expenditures to those that are considered business critical.

As a result of these steps, the Company ended the third quarter with cash and cash equivalents of approximately $439 million.

The Company ended the third quarter with outstanding term-loan debt of $1,292 million, with interest payments due in the fourth quarter of fiscal 2020 of $20.9 million and its next quarterly term-loan payment of $22.5 million due in November 2020. The Company also ended the third quarter with $230 million of borrowings outstanding under its amended and restated revolving credit agreement, which, as noted above, was utilized to maintain maximum financial flexibility. Borrowings under the Company’s amended and restated revolving credit agreement have no required repayments until the maturity date, which is currently expected to be in May 2022.

Due to the Company’s increased level of debt and deferred liabilities resulting from the COVID-19 pandemic, despite the aggressive steps outlined above, the Company will continue to evaluate all available options to preserve its ongoing operations.

Other update:

The Company also announced today that it will file its Quarterly Report on Form 10-Q for the quarter ended May 2, 2020 no later than July 27, 2020 pursuant to the 45-day extension permitted by the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020.

Forward-Looking Statements

Certain statements or information made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “estimate,” “forecast,” “target,” “preliminary,” or “range,” or similar words including, without limitation the impact of the COVID-19 pandemic on the Company’s business. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

About ascena retail group, inc.

ascena retail group, inc. (Nasdaq: ASNA) is a national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Plus Fashion segment (Lane Bryant, Catherines and Cacique) and for tween girls under the Kids Fashion segment (Justice). Ascena Retail Group, Inc. through its retail brands operates e-commerce websites and approximately 2,800 stores throughout the United States, Canada, and Puerto Rico.

CONTACT For investors: ICR Inc. Jean Fontana Managing Director (646) 277-1214 Jean.Fontana@icrinc.com	For media: ascena retail group, inc. Shawn Buchanan Corporate Communications (212) 541-3418 Shawn_buchanan@ascenaretail.com